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
         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES
                                      --------------------------------------------------------------------------
                                                                                                     FISCAL
                                              FISCAL          FISCAL            FISCAL                YEAR
                                              YEAR            YEAR              YEAR               (9 MONTHS)
                                              ENDING          ENDING            ENDING               ENDING
                                             MARCH 31,       MARCH 31,         MARCH 31,           DECEMBER 31,
                                               1995            1996              1997                 1997
             EARNINGS                        AUDITED         AUDITED           AUDITED               AUDITED
             --------                  -------------------------------------------------------------------------

   PRETAX INCOME (LOSS) FROM                  $(27,476,720)    $(12,241,033)     $(9,403,173)     $(15,042,122)
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS      $    237,320     $    237,343      $   237,343      $    178,007

         INTEREST EXPENSE                     $ 16,136,755     $ 17,021,764      $17,162,132      $ 13,156,711

LESS INTEREST CAPITALIZED DURING PERIOD       $     (1,138)    $          0      $         0      $          0

NET AMORTIZATION OF DEBT ISSUANCE             $    978,007     $    978,012      $   978,002      $    733,509

         INTEREST PORTION
        OF RENTAL EXPENSE                     $          0     $          0      $         0      $          0

             EARNINGS                         $(10,125,776)    $  5,996,086      $ 8,974,304      $   (973,895)
                                              ------------     ------------      -----------      ------------

          FIXED CHARGES
         INTEREST EXPENSE                     $ 16,136,755     $ 17,021,764      $17,162,132      $ 13,156,711



NET AMORTIZATION OF DEBT ISSUANCE             $    978,007     $    978,012      $   978,002      $    733,502

         INTEREST PORTION
        OF RENTAL EXPENSE                     $          0     $          0      $         0      $          0
                                              ------------     ------------      -----------      ------------
       TOTAL FIXED CHARGES                    $ 17,114,762     $ 17,999,776      $18,140,134      $ 13,890,213

RATIO OF EARNINGS TO FIXED                    $(27,240,538)    $(12,003,690)     $(9,165,830)     $(14,864,107)
  CHARGES(1)                                  ------------     -------------     -----------      ------------

(1) Earnings were insufficient to cover fixed charges by the amount set forth.





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




         EL CONQUISTADOR
RATIO OF EARNINGS TO FIXED CHARGES
                                              ------------------------------------------------------------------------------------
                                                                                       PRO FORMA
                                                                                         FISCAL                        PRO FORMA
                                                                                          YEAR         THREE MONTHS   THREE MONTHS
                                            MARCH 1 TO     JANUARY 1 TO   MARCH 1 TO     ENDING           ENDED           ENDED
                                           DECEMBER 31,    FEBRUARY 28,    MARCH 31    DECEMBER 31,      MARCH 31,      MARCH 31,
             EARNINGS                          1998           1998          1998          1998             1999           1999
             --------                    -----------------------------------------------------------------------------------------
   PRETAX INCOME (LOSS) FROM               $(6,050,961)    $4,112,898    $2,498,339   $ 8,626,906      $10,826,762     $11,485,227
      CONTINUING OPERATIONS

  CURRENT PERIOD AMORTIZATION OF
INTEREST CAPITALIZED IN PREVOIUS PERIODS   $   197,786     $   39,557    $   19,779   $   237,343      $    59,336     $    59,336

         INTEREST EXPENSE                  $12,341,454     $3,300,966    $1,259,868   $11,199,881      $ 3,119,157     $ 2,681,648

LESS INTEREST CAPITALIZED DURING PERIOD    $         0     $        0    $        0   $         0      $         0     $         0

NET AMORTIZATION OF DEBT ISSUANCE          $   845,205     $  163,004    $   81,502   $   166,667      $   262,622     $    41,667

         INTEREST PORTION
        OF RENTAL EXPENSE                  $         0     $        0    $        0   $         0      $         0     $         0

             EARNINGS                      $ 7,333,484     $7,616,425    $3,859,488   $20,230,797      $14,267,877     $14,267,878
                                           -----------     ----------    ----------   -----------      -----------     -----------

          FIXED CHARGES
         INTEREST EXPENSE                  $12,341,454     $3,300,966    $1,259,868   $11,199,881      $ 3,119,157     $ 2,681,648


NET AMORTIZATION OF DEBT ISSUANCE          $   845,205     $  163,004    $   81,502   $   166,667      $   262,622     $    41,667

         INTEREST PORTION
        OF RENTAL EXPENSE                  $         0     $        0    $        0   $         0      $         0     $         0
                                           -----------     ----------    -----------   -----------      -----------     -----------
       TOTAL FIXED CHARGES                 $13,186,659     $3,463,970    $1,341,370   $11,366,548      $ 3,381,779     $ 2,723,315


RATIO OF EARNINGS TO FIXED CHARGES(1)                             2.2           2.9           1.8              4.2              5.2
                                           $(5,853,175)          TO 1          TO 1          TO 1             TO 1             TO 1
                                           ------------    ----------    -----------  -----------     -----------       -----------

(1) Earnings were insufficient to cover fixed charges by the amount set forth.



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